CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 24, 1999, included in InterDigital Communications Corp.'s Form 10-K for the year ended December 31, 1998.


ARTHUR ANDERSEN LLP
Philadelphia, Pennsylvania
  January 11, 2000